Exhibit 16.1

February 26, 2021 Securities and Exchange Commission Washington, D.C. 20549

Commissioners:

We have read Intermedia Cloud Communications, Inc.’s (f/k/a Ivy Holding Corp.) statements included under Item 304(a)(1) of Regulation S-K in its Registration Statement on Form S-1 filed on February 26, 2021 and we agree with such statements concerning our firm.

/s/ RSM US LLP